UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Ener-Core, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0525350
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9400 Toledo Way	92618
Irvine, California (Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.0001 par value per share Warrants to Purchase Common Stock	NYSE MKT LLC NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-205916

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A is being filed by Ener-Core, Inc. (the “Registrant”) to register common stock and warrants of the Registrant under Section 12(b) of the Securities Exchange Act of 1934, as amended. The description of the common stock, $0.0001 par value per share, and warrants registered hereby, as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1 (Registration No. 333-205916), as initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on July 29, 2015, as subsequently amended (the “Registration Statement”), is incorporated by reference herein. Any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Registrant are registered on the NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 17, 2015

ENER-CORE, INC.

By:	/s/ Boris A. Maslov
Name: Boris A. Maslov
Title: President

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